Exhibit 99.1

News Release

Contact:	David Amy, EVP & Chief Financial Officer
Lucy Rutishauser, VP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR REPORTS FIRST QUARTER 2006 RESULTS

BALTIMORE (May 3, 2006) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2006.

Financial Results:

Net broadcast revenues from continuing operations were $147.9 million for the three months ended March 31, 2006, an increase of 2.4% versus the prior year period result of $144.4 million. Operating income was $35.4 million in the three-month period as compared to $32.6 million in the prior year period, an increase of 8.5%. The Company had net income available to common shareholders of $11.2 million in the three-month period versus net income available to common shareholders of $8.8 million in the prior year period. The Company reported diluted earnings per common share of $0.13 for the quarter versus diluted earnings per common share of $0.10 in the prior year period.

“Despite the Olympics, which only one of our stations participates in, and despite the Super Bowl’s broadcast moving from FOX to ABC, we had only one category, automotive, which advertised less in any meaningful way as compared to five industry sectors that advertised significantly more during the quarter,” commented David Smith, President and CEO of Sinclair. “On the expense side, we redefined the mission of our News Central operations and re-launched many of its newscasts through news share arrangements. Based on the changes we have made to date, we expect our news costs to decline by approximately $5 million this year.

“We also secured affiliation agreements with FOX, MyNetworkTV and the CW Television Network, bringing closure to any uncertainty about those stations’ longer-term affiliations and programming models. We believe the net impact from the MyNetworkTV and CW agreements could be an increase to our net broadcast revenues of $10 million on an annualized basis, of which $3.5 million could be realized this year.”

Operating Statistics and Income Statement Highlights:

•                  The quarter’s revenues were positively impacted by increased advertising spending primarily in the services, telecommunications, schools, fast food, and retail categories. Automotive, which represents 21% of our revenues, was the primary category that was down in the quarter. Political revenues in the quarter were $0.7 million versus $0.1 million in the first quarter last year.

•                  Local advertising revenues increased 6.6% in the quarter versus the first quarter 2005, while national advertising revenues decreased 7.5%, in part due to the Olympics. Excluding political revenues, local advertising revenues were up 6.6% while national advertising revenues were down 8.5%. Local revenues, excluding political revenues, represented 66.0% of advertising revenues.

•                  Excluding political revenues, our ABC stations were up 10.3%, our UPN stations were up 4.1%, our WB stations were flat, and our FOX stations on a same station basis excluding our Rochester station, which is operated under a Joint Sales Agreement, were down 4.4% due to not having the Super Bowl this year.

•                  With all but five markets reported, and despite our stations not having the Olympics and the Super Bowl’s broadcast moving from the FOX network to the ABC network, market share survey results reflect that our stations’ share of the television advertising market in the first quarter 2006 decreased only slightly to a 17.6% share versus a 17.8% share of the market in the same period last year.

•                  The Company entered into affiliation agreements with MyNetworkTV for 17 of its WB, UPN and independent stations.

•                  The Company entered into affiliation agreements with the CW Television Network for nine of its WB, UPN and independent stations.

•                  The Company renewed its affiliation agreement with the FOX network for its 19 FOX affiliates for another six years.

•                  The Company redefined its News Central operations which will now devote resources to increasing the amount of editorial and support content fed to Sinclair’s 18 locally produced news stations, provide daily feeds of news content, coordinate coverage of major events, serve as a creative production hub for convergence, and provide Internet and digital news solutions to improve the quality and competitiveness of our local newscasts.

•                  The Company re-launched local news programming in Buffalo, Cincinnati, Flint, Las Vegas, and Raleigh under news share arrangements and discontinued the news in Milwaukee, Syracuse and Tampa. The Company now airs local news on 31 stations (18 stand-alone productions and 13 through news share arrangements).

•                  It was announced that 30 of the Company’s television stations will carry the Tube Music Network on their digital channels beginning this summer.

•                  WBFF-TV, the Company’s television station in Baltimore, went live with WBFF-DT-45.2 the market’s first multi-digital channel to carry syndicated and other local programming.

Balance Sheet and Cash Flow Highlights:

•                  Debt on the balance sheet, net of $7.8 million in cash, was $1,452.6 million at March 31, 2006 versus net debt of $1,470.2 million at December 31, 2005.

•                  During the quarter, the Company repurchased in the open market $8.6 million face value of its 6% convertible debentures due 2012 and $8.0 million face value of its 8% senior subordinated notes due 2012.

•                  As of March 31, 2006, 47.3 million Class A common shares and 38.3 million Class B common shares were outstanding, for a total of 85.6 million common shares outstanding.

•                  Capital expenditures in the quarter were $4.7 million.

•                  Common stock dividends paid in cash in the quarter were $8.5 million.

•                  Program contract payments for continuing operations were $26.2 million in the quarter.

Forward-Looking Statements:

The matters discussed in this press release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified above and below, the impact of changes in national and regional economies, FCC approval of pending license transfers, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming and our news central and news share strategy, our local sales initiatives, and the other risk factors set forth in the Company’s most recent reports on Form 10-Q and Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements.

Outlook:

In accordance with Regulation FD, Sinclair is providing public dissemination through this press release of its expectations for certain of its second quarter and full year 2006 financial performance. The Company assumes no obligation to update its expectations. All matters discussed in the “Outlook” section are forward-looking and, as such, persons relying on this information should refer to the “Forward-Looking Statements” section above.

“We continue to see strength in the local markets that is more than offsetting the declines in national,” commented David Amy, EVP and CFO. “We expect our FOX and ABC stations to enjoy ratings successes in the upcoming May sweeps, and anticipate our recent changes to our news organization to drive both viewership and profitability.”

The following assumptions do not take into account any potential impact from the recent CW Television Network or My Network Television announcements:

•                  The Company expects second quarter 2006 station net broadcast revenues, before barter, to be approximately flat to up 2.0% from second quarter 2005 station net broadcast revenues, before barter, of $163.1 million, assuming approximately $1.4 million in political revenues. On a same station basis, excluding WTXL in Tallahassee, whose Outsourcing Agreement was terminated in February 2006, and WUHF in Rochester, which entered into a Joint Sales Agreement in October 2005, second quarter net broadcast revenues are forecasted to increase 1.3% to 3.3%.

•                  The Company expects barter revenue and barter expense each to be approximately $15.1 million in the second quarter.

•                  The Company expects station production expenses and station selling, general and administrative expenses (together, “television expenses”), before barter expense, but including stock-based compensation expense, in the quarter to be approximately $72.2 million, a 1.6% decrease from second quarter 2005 television expenses of $73.4 million. On a full year basis, television expenses are expected to be approximately $289.7 million, or down 0.5%, as compared to 2005 television expenses of $291.1 million. In accordance with interpretive guidance provided by the SEC in Staff Accounting Bulletin No. 107, stock-based compensation, a non-cash expense, has been re-allocated to each respective cost line. The 2006 television expense forecast includes $0.3 million of stock-based compensation expense for the quarter and $1.4 million for the year, as compared to 2005’s stock based compensation allocation of $0.4 million and $1.3 million, respectively.

•                  The Company expects program contract amortization expense to be approximately $22.4 million in the quarter and $91.2 million for the year.

•                  The Company expects program contract payments to be approximately $23.4 million in the quarter and $88.7 million for the year.

•                  The Company expects corporate overhead, including stock-based compensation expense, to be approximately $6.6 million in the quarter and $24.9 million for the year. In accordance with interpretive guidance provided by the SEC in Staff Accounting Bulletin No. 107, stock-based compensation has been re-allocated to each respective cost line. The 2006 corporate overhead forecast includes $0.2 million of stock-based compensation expense for the quarter and $0.6 million for the year, as compared to 2005’s stock based compensation allocation of less than $0.1 million and $0.4 million, respectively.

•                  The Company expects depreciation on property and equipment to be approximately $12.5 million in the quarter and $47.3 million for the year, assuming the capital expenditure assumptions below.

•                  The Company expects amortization of acquired intangibles to be approximately $4.4 million in the quarter and $17.5 million for the year.

•                  The Company expects net interest expense to be approximately $28.0 million in the quarter and $113.0 million for the year, assuming no changes in the current interest rate yield curve, changes in debt levels based on the assumptions discussed in this “Outlook” section, and the June 2006 expiration of two interest rate swap agreements that have notional amounts totaling $575 million.

•                  The Company expects dividends paid on the Class A and Class B common shares to be approximately $8.6 million in the quarter and $34.3 million for the year, assuming current shares outstanding and a $0.40 per share annual dividend.

•                  The Company expects the second quarter effective tax rate for continuing operations to be approximately 48.5%, including a current tax benefit from continuing operations of approximately $1.5 million in the quarter based on the assumptions discussed in this “Outlook” section.

•                  The Company expects to spend approximately $13.2 million in capital expenditures in the quarter and approximately $26.0 to $31.0 million for the year. This includes approximately $6.5 million of 2005 budgeted capital projects that carried over into 2006.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its first quarter results on Wednesday, May 3, 2006, at 8:30 a.m. ET. After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Conference Call.”  The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-9205.

About Sinclair:

Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, currently owns and operates, programs or provides sales services to 58 television stations in 36 markets. Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks. Sinclair owns a majority equity interest in G1440 Holdings, Inc., an Internet consulting and development company, and Acrodyne Communications, Inc., a manufacturer of transmitters and other television broadcast equipment.

Notes:

“Discontinued Operations” accounting has been adopted in the financial statements for all periods presented in this press release, as a result of the Company’s sales of its Kansas City, Sacramento and Tri-Cities television stations. As such, the results from operations, net of related income taxes, have been reclassified from income from operations and reflected as net income from discontinued operations.

Prior year amounts have been reclassified to conform to current year GAAP presentation.

Sinclair Broadcast Group, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
REVENUES:
Station broadcast revenues, net of agency commissions	$147,925	$144,428
Revenues realized from station barter arrangements	11,805	14,511
Other operating divisions’ revenue	3,737	4,921
Total revenues	163,467	163,860

OPERATING EXPENSES:
Station production expenses	38,109	37,924
Station selling, general and administrative expenses	34,146	34,777
Expenses recognized from station barter arrangements	10,825	13,405
Amortization of program contract costs and net realizable value adjustments	18,623	17,119
Other operating divisions’ expenses	3,989	5,053
Depreciation of property and equipment	12,288	13,026
Corporate general and administrative expenses	5,806	5,453
Amortization of definite-lived intangible assets and other assets	4,325	4,527
Total operating expenses	128,111	131,284
Operating income	35,356	32,576

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(29,170)	(28,971)
Interest income	46	121
Loss from sale of assets	(287)	(11)
Gain from extinguishment of debt	901	—
Unrealized gain from derivative instruments	2,881	8,899
Income from equity and cost investees	6,099	1,179
Other (expense) income, net	(125)	76
Total other expense	(19,655)	(18,707)
Income from continuing operations before income taxes	15,701	13,869

INCOME TAX PROVISION	(7,478)	(5,421)
Income from continuing operations	8,223	8,448

DISCONTINUED OPERATIONS:
Income from discontinued operations, net of related income tax benefit of $1,114 and tax provision of $1,661, respectively	1,168	2,861
Gain from discontinued operations, net of related income tax provision of $885	1,774	—
NET INCOME	11,165	11,309
PREFERRED STOCK DIVIDENDS	—	2,502
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,165	$8,807

BASIC AND DILUTED EARNINGS PER SHARE:
Earnings per share from continuing operations	$0.10	$0.07
Earnings per share from discontinued operations	$0.03	$0.03
Earnings per common share	$0.13	$0.10
Weighted average common shares outstanding	85,533	85,235
Weighted average common and common equivalent shares outstanding	85,535	85,236
Dividends per common share	$0.10	$0.05

Unaudited Consolidated Historical Selected Balance Sheet Data:

(In thousands)

	March 31, 2006	December 31, 2005
Cash & cash equivalents	$7,753	$9,655
Total current assets	200,053	223,008
Total long term assets	2,055,532	2,062,645
Total assets	2,255,585	2,285,653

Current portion of debt	36,791	37,937
Total current liabilities	189,028	224,688
Long term portion of debt	1,423,540	1,441,906
Total long term liabilities	1,839,415	1,837,982
Total liabilities	2,028,443	2,062,670

Minority interest in consolidated subsidiaries	766	966

Total stockholders’ equity	226,376	222,017
Total liabilities & stockholders’ equity	2,255,585	2,285,653

Unaudited Consolidated Historical Selected Statement of Cash Flows Data:

(In thousands)

Three Months Ended March 31
2006
Net cash flow from operating activities	$24,001
Net cash flow (used in) from investing activities	(3,729)
Net cash flow (used in) from financing activities	(22,174)

Net decrease in cash and cash equivalents	(1,902)
Cash & Cash Equivalents, beginning of period	9,655
Cash & Cash Equivalents, end of period	$7,753